Exhibit 99.3

DELL INC.
Letter to Clients
for Tender of

4.700% Notes due 2013
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

for

4.700% Notes due 2013
that have not been registered under the Securities Act

and

5.650% Notes due 2018
that have been registered under the Securities Act

for

5.650% Notes due 2018
that have not been registered under the Securities Act

and

6.500% Notes due 2038
that have been registered under the Securities Act

for

6.500% Notes due 2038
that have not been registered under the Securities Act

The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2008, unless extended (such date and time, as it may be extended, the “Expiration Date”). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

To Our Clients:

We are enclosing with this letter a prospectus dated          , 2008 (the “Prospectus”) of Dell Inc., or Dell, and the related letter of transmittal (the “Letter of Transmittal”). The Prospectus and the Letter of Transmittal together constitute Dell’s offer to exchange (the “Exchange Offer”) its 4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its issued and outstanding unregistered 4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038, respectively (the “Old Notes”). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

We are the holder of record of Old Notes held by us for your account. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to Dell that:

(i) any New Notes received will be acquired in the ordinary course of business of the person receiving such New Notes;

(ii) such person does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the New Notes;

(iii) such person is not engaged in and does not intend to engage in the distribution (within the meaning of the federal securities laws) of the New Notes;

(iv) if such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, such person acquired those Old Notes as a result of market-making activities or other trading activities and it will deliver this Prospectus, as required by law, in connection with any resale of the New Notes; provided, however, that by acknowledging that it will deliver, and by delivering, a Prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

(v) such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of Dell; and

(vi) the undersigned is not acting on behalf of any person or entity who could not truthfully make the statements set forth in (i) through (v) above.

The Exchange Offer is not being made to (nor will the surrender of Old Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the Letter of Transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by Dell.

Very truly yours,

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER

The undersigned hereby acknowledges receipt and review of the prospectus dated          , 2008 (the “Prospectus”) of Dell Inc., or Dell, and the related letter of transmittal (the “Letter of Transmittal”). These two documents together constitute Dell’s offer to exchange (the “Exchange Offer”) its 4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its issued and outstanding unregistered 4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038, respectively (the “Old Notes”).

This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount): $          .

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER all Old Notes held by you for the account of the undersigned.

☐ To TENDER the following amount of Old Notes held by you for the account of the undersigned:

$      of 4.700% Notes.

$      of 5.650% Notes.

$      of 6.500% Notes.

All tenders must be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

☐ NOT to TENDER any Old Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction will be deemed to instruct you to tender all Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

(i) any New Notes received will be acquired in the ordinary course of business of the undersigned;

(ii) the undersigned does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the New Notes;

(iii) the undersigned is not engaged in and does not intend to engage in the distribution (within the meaning of the federal securities laws) of the New Notes;

(iv) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, the undersigned acquired those Old Notes as a result of market-making activities or other trading activities and it will deliver this prospectus, as required by law, in connection with any resale of the New Notes; provided, however, that by acknowledging that it will deliver, and by delivering, a Prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

(v) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of Dell; and

(vi) the undersigned is not acting on behalf of any person or entity who could not truthfully make the statements set forth in (i) through (v) above.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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